UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 24, 2006

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 800
Bethesda,  MD 20817
(Address of Principal Executive Offices)  (Zip Code)

(240) 744-1150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement.

On April 24, 2006, an affiliate of DiamondRock Hospitality Company (“DiamondRock”), in conjunction with Noble Investment Group, entered into a definitive binding agreement with an affiliate of Starwood Hotels & Resorts Worldwide to acquire the 369-room Westin Atlanta North at Perimeter Center in Atlanta, Georgia (the “Westin Perimeter”) for total consideration of $61.5 million.  DiamondRock made approximately a $2.2 million non-refundable deposit upon entering into the purchase agreement.  The acquisition is scheduled to close in early May.

We intend to fund the acquisition entirely with cash.

We cannot assure you that we will acquire the Westin Perimeter because the proposed acquisition is subject to a variety of factors.

The foregoing summary of our acquisition of the Westin Perimeter is qualified in its entirety by the full terms and conditions of the Purchase and Sale Agreement, dated as of April 24, 2006, by and between Starwood CMBS I, LLC, and Noble-DiamondRock Perimeter Center Owner, LLC, a copy of which is filed as Exhibit 10.1 to the Form 8-K and is incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits.

          (d)          Exhibits.

See Index to Exhibits attached hereto.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: April 26, 2006	By:	/s/ Michael D. Schecter

Michael D. Schecter
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated as of April 24, 2006, by and between Starwood CMBS I, LLC, and Noble-DiamondRock Perimeter Center Owner, LLC,

99.1	Press Release dated April 26, 2006